Exhibit 99.1

GulfSlope Enters into Master License Agreement with TGS-NOPEC Geophysical Company

Houston, Texas -- (Marketwire) – March 28, 2013 –GulfSlope Energy, Inc. (OTCQB: GSPE), announced that on March 22, 2013 we entered into a Master License Agreement with TGS-NOPEC Geophysical Company (“TGS”), under which we have certain rights to license and use 3,457 sq km of 3D seismic data.  TGS will perform advanced processing of this data for us.  With our entry into this license agreement and the completion of the processing, we intend to engage in the exploration, development, and production of oil and natural gas.  We expect to focus our exploration activities in proven basins utilizing and incorporating recent advances in the oil and gas industry’s seismic image acquisition, processing and interpretation technologies.  We plan to give preference to areas where production infrastructure already exists, which we believe will allow for discoveries to be developed quicker and less expensively, with the goal to reduce economic risk while increasing financial reward. Where strategically and economically advantageous, we may purchase attractive legacy fields, where deeper and/or additional hydrocarbon potential may exist.

“Our agreement with TGS is the critical first step in acquiring and reprocessing seismic data to allow us to strategically enter the exploration field and we are in the process of identifying and organizing a world class team to execute our business strategy,” said James Askew, President and Chief Executive Officer.

“TGS is excited to be the data provider of choice providing GulfSlope with advanced, high-quality data to facilitate their exploration activities,” stated Rod Starr, Senior Vice President Western Hemisphere for TGS.

Forward-Looking Information

The information in this release may contain forward-looking statements relating to anticipated or expected events, activities, trends or results. Forward-looking statements, can be identified by the use of forward looking terminology such as "believes," "suggests," "expects," "may," "goal," "estimates," "should," "likelihood," "plans," "targets," "intends," "could," or "anticipates," or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy or objectives. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties. Forward-looking statements in this release include, without limitation, the Company's ability to execute its business strategy along with other performance results. These statements are made to provide the public with management's current assessment of our business, and it should not be assumed that that the forward looking statements will prove to be correct. Security holders are cautioned that such forward-looking statements involve risks and uncertainties. The forward-looking statements contained in this release only as of the date hereof, and we expressly disclaim any obligation or undertaking to report any updates or revisions to any such statement to reflect any change in management's expectations or any change in events, conditions or circumstances on which any such statement is based. Certain factors may cause results to differ materially from those anticipated by some of the statements made in this release. Please carefully review our filings with the Securities and Exchange Commission as we have identified many risk factors that impact our business plan.